United States Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 19, 2003

FIRST INDIANA CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	0-14354	35-1692825

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

135 North Pennsylvania Street, Indianapolis, IN	46204

(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (317) 269-1200

Not applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

Exhibit

99 Press Release dated September 19, 2003

Item 9. Regulation FD Disclosure

         On September 19, 2003, First Indiana Corporation issued a press release announcing the results of an independent review of its commercial loan portfolio and changes to First Indiana Bank’s reserve for loan losses.

         Pursuant to General Instruction F to Form 8-K, the press release issued September 19, 2003 concerning this financial data is incorporated herein by reference and is attached hereto as Exhibit 99.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Indiana Corporation

Date: September 19, 2003	By:	/s/ William J. Brunner

William J. Brunner
Chief Financial Officer